Exhibit 99.1

PRESS RELEASE ANNOUNCING CLOSING OF MERGER,

DATED JULY 20, 2011

ACCESS INDUSTRIES, INC. COMPLETES

ACQUISITION OF WARNER MUSIC GROUP CORP.

New York, NY – July 20, 2011 – Warner Music Group Corp. (NYSE: WMG) (the “Company”) today announced the completion of its acquisition by Airplanes Music, LLC, and Airplanes Merger Sub, Inc., affiliates of Access Industries, Inc. (“Access”), for $8.25 per share in cash.

The transaction was approved by the Company’s stockholders at a special meeting of the stockholders held on July 6, 2011. The Company’s common stock will be delisted from the New York Stock Exchange.

Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to the Company. The independent directors of the Company’s Board of Directors were advised by an independent legal advisor, Wachtell, Lipton, Rosen & Katz. Goldman, Sachs & Co. and AGM Partners LLC acted as financial advisors to the Company. Debevoise & Plimpton LLP acted as legal advisor to Access.

About Warner Music Group Corp.

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of some of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide. For more information on Warner Music Group, visit the Company’s website at www.wmg.com.

About Access Industries, Inc.

Access Industries, Inc. is a privately-held, U.S.-based industrial group with long-term holdings worldwide, whose industrial focus spans three key sectors: natural resources and chemicals; telecommunications and media; and real estate. Access’ holdings in the digital media sector currently include significant stakes in Perform Group (the online sports broadcaster), Acision (the leading mobile broadband and value added services provider), ICEnet (mobile broadband services provider in Scandinavia), ViKi (the international video site, translating the best of TV and movies into over 150 languages) and Mendeley Research Networks (the social Web application for sharing research papers, discovering research data and collaborating).

Forward-Looking Statements:

This communication includes forward-looking statements that reflect the current views of the Company about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Contacts:

For the Company:

Media Contact:

Will Tanous

(212) 275-2244

Email: Will.Tanous@wmg.com

or

Investor Contact:

Jill Krutick

(212) 275-4790

Email: Jill.Krutick@wmg.com

For Access Industries:

Brunswick, New York: Stan Neve and Ashley Zandy, + 1 212-333-3810

Brunswick, London: Andrew Garfield and James Olley, + 44 207 404 5959